EX-23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2, of SheerVision, Inc. and related Prospectus for the registration of up to 7,236,996 shares common stock and to the inclusion of our report dated February 8, 2006 with respect to the financial statements of SheerVision, Inc. as of August 31, 2005 and 2004 and for the years then ended, filed with the Securities and Exchange Commission.


                                             /s/ Miller Ellin & Company, LLP
September 19, 2006                           MILLER ELLIN & COMPANY, LLP